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                                                                    EXHIBIT 99.1
                                                                    ------------

NEWS RELEASE
CONTACT:
Fern Lazar/David Carey                        Michael Jorgensen
President                                     Chief Financial Officer
Lazar Partners Ltd.                           DOBI Medical International, Inc.
420 Lexington Avenue, Suite 442               201-760-6464
New York, NY 10170                            Fax: 201-760-8860
212-867-1762 Phone                            www.dobimedical.com.
212-867-0856 Fax                              Trading Symbol: DBMI.OB
www.lazarpartners.com

                       DOBI MEDICAL INTERNATIONAL REPORTS
                           THIRD QUARTER, 2004 RESULTS


MAHWAH, NJ, NOVEMBER 4, 2004 - DOBI Medical International, Inc. (DBMI.OB) announced today its financial results for the third fiscal quarter of 2004, ended September 30, 2004. The net loss for the third quarter of 2004 was approximately $2.6 million, or $.07 per share, compared with a net loss of approximately $1.3 million, or $.07 per share, in the comparable quarter last year. For the first nine months of fiscal 2004, the net loss was approximately $5.6 million, or $.15 per share, compared with a net loss of approximately $3.6 million, or $.19 per share, in the comparable nine month period last year. The third fiscal quarter results include $.75 million, or $.02 per share, in deemed and accrued dividends associated with the Company's Series A Preferred Share offering, which was completed during the third quarter.

Phillip C. Thomas, DOBI Medical's Chief Executive Officer commented, "We are ramping up our manufacturing and international sales activities in accordance with our established plans which accounts for much of the rise in operating expenses compared to last year. The company is at an inflection point as we transition from being strictly an R&D company to a more comprehensive commercial enterprise, with our initial focus being international business development and manufacturing. We have also been preparing to begin our final step in the FDA PMA approval process, which has increased our operating expenses. Taken together, we continue to be on plan and remain committed to our published guidance."

During the third quarter, DOBI Medical signed distributorship agreements with distributors in Italy, Russia, and Canada in addition to other distribution agreements announced earlier in the year. Additionally, the Company held its first annual International Symposium in Optical Breast Imaging at Cernobbio, Italy in September.

On July 30, 2004, the Company completed the sale of its Series A Preferred Shares, generating approximately $5.16 million in gross proceeds. These funds are in addition to the $3 million second tranche as part of the December 2003 private placement which the Company believes will become available in the fourth quarter as it achieves the milestones of selling its first 10 production and revenue producing ComfortScan systems and collecting the first 20 scans in its PMA clinical trial.

On September 27, the registration statement filed by the Company on form SB-2 with the U.S. Securities and Exchange Commission was declared effective. That registration statement registered all shares issued and issuable in connection with the company's reverse merger and private placement transaction closed in December, 2003, and the shares issuable in connection with the Company's Series A Preferred Share offering completed in July, 2004.

                 DOBI MEDICAL INTERNATIONAL, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                                            Period from
                                                                                                            September 7,
                                                 Three months ended           Nine months ended           1999 (inception)
                                                    September 30,                September 30,            to September 30,

                                       ----------------------------------------------------------------------------------
                                                 2004           2003           2004           2003            2004
                                       ----------------------------------------------------------------------------------
Research and development expenses               $527,371      $ 273,414      $1,497,352      $851,471         $8,399,606
General and administrative expenses              566,195        507,081       1,558,986     1,082,992          5,926,212
Clinical program expenses                        235,311         90,273         512,064       251,418          2,228,134
Sales and marketing expenses                     568,752         84,852       1,281,182       318,633          3,051,725
Interest expense                                   2,632        370,901           6,772     1,078,301          2,172,428
Interest income                                  (4,478)           (48)         (8,968)         (330)          (190,193)
                                       ----------------------------------------------------------------------------------
Net loss                                     (1,895,783)    (1,326,473)     (4,847,388)   (3,582,485)       (21,587,912)
Deemed dividend on preferred stock             (645,167)              -       (645,167)             -          (645,167)
Preferred Stock Dividends                      (103,227)              -       (103,227)             -          (103,227)
                                       ----------------------------------------------------------------------------------
Net loss applicable to common stock         $(2,644,177)   $(1,326,473)    $(5,595,782)  $(3,582,485)      $(22,336,306)
                                       ==================================================================================

Basic and diluted loss per common                $(0.07)        $(0.07)         $(0.15)       $(0.19)
share
                                       ===============================================================

Weighted average common shares,
     basic and diluted                        37,737,073     18,802,410      37,670,271    18,801,021
                                       ===============================================================




The unaudited financial information included in this document is intended only as a summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Company (including the Notes thereto, which set forth important information) contained in its Reports on Form 10-KSB/A and 10-QSB filed by the Company with the Securities and Exchange Commission (SEC). All SEC reports are available on the public EDGAR electronic filing system maintained by the SEC or accessed through the Company's website, www.dobimedical.com.

ABOUT DOBI MEDICAL INTERNATIONAL, INC.

DOBI Medical is a development stage medical imaging company working to create a new means for the improved diagnosis of cancer through the detection of abnormal vascularization ("angiogenesis") associated with tumors. DOBI Medical International's first application of the technology is the ComfortScan system, a gentle, non-invasive, and non-ionizing, optical imaging system designed to assist physicians in the detection and management of breast cancer. The ComfortScan system is intended to achieve this by providing new, physiology-based imagery of abnormal vascularization in the breast that are not readily available today. The ComfortScan system is an investigational device and is not commercially available in the United States.

CAUTIONARY STATEMENT FOR FORWARD-LOOKING STATEMENTS

Statements contained in this press release may contain information that includes or is based upon certain "forward-looking statements" relating to our business. These forward-looking statements represent management's current judgment and assumptions, and can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are frequently accompanied by the use of such words as "anticipates," "plans," "believes," "expects," "projects," "intends," and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, including without limitation, those relating to our ability to timely and successfully complete our patient clinical trials; our ability to timely and successfully complete and submit our premarket approval application to the FDA; the timely and final approval by the FDA of our ComfortScan system as a adjunct to mammography, which approval in the U.S. cannot be assured; our ability to secure the additional financing adequate to execute our business plan; the success of product development and research efforts; our ability to timely meet
U. S. and foreign government laws and industry standards; our ability to meet U.S. and foreign medical device quality regulation standards required to maintain our CE Mark, ISO, UL and FDA export certifications; our ability to timely deliver our products into international markets; the acceptance and use of our ComfortScan system by physicians, imaging clinics, and patients; our ability to meet the performance milestones and obtain the funding to close on the second tranche of the private placement completed in December, 2003; and our ability to obtain third party reimbursement from U.S. and foreign government and private payers.

Any one of these or other risks, uncertainties, other factors, or any inaccurate assumptions may cause actual results to be materially different from those described herein or elsewhere by us. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in our filings from time to time with the Securities and Exchange Commission, which we strongly urge you to read and consider, including our 2003 Annual Report on Form 10-KSB/A and our Registration Statement on Form SB-2 declared effective September 27, 2004, all of which may be accessed from our website at www.dobimedical.com. Subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above and elsewhere in our reports filed with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.